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                                                                   EXHIBIT 10.17

                             UNIT PURCHASE AGREEMENT

          THIS UNIT PURCHASE AGREEMENT (this "AGREEMENT") is made as of February 14, 2002, between TSI Telecommunication Holdings, LLC, a Delaware limited liability company (the "COMPANY") and GTCR Fund VII, L.P., a Delaware limited partnership ("GTCR FUND VII"), GTCR Fund VII/A, L.P., a Delaware limited partnership ("GTCR FUND VII/A") and GTCR Co-Invest, L.P. ("GTCR CO-INVEST"). GTCR Fund VII, GTCR Fund VII/A and GTCR Co-Invest are collectively referred to herein as the "PURCHASERS" and individually as a "PURCHASER". Except as otherwise indicated herein, capitalized terms used herein are defined in SECTION 6 hereof.

          The parties hereto agree as follows:

          Section 1. AUTHORIZATION AND CLOSING.

          1A. AUTHORIZATION OF THE SECURITIES. The Company shall authorize the issuance and sale to the Purchasers of at least 220,539.50 of its Class B Preferred Units (the "CLASS B PREFERRED UNITS"), and at least 69,083,942.77 of its Common Units (the "COMMON UNITS"), each having the rights and preferences set forth in the Company's limited liability company agreement (the "LLC AGREEMENT"). The Class B Preferred Units and the Common Units are collectively referred to herein as the "SECURITIES."

          1B.     PURCHASE AND SALE OF THE SECURITIES.

          (i) INITIAL CLOSING. At the Initial Closing (as defined below), the Company shall sell to the Purchasers and, subject to the terms and conditions set forth herein, the Purchasers shall purchase from the Company, an aggregate of (i) 220,539.50 Class B Preferred Units at a price of $1,000 per unit and (ii) 69,083,942.77 Common Units at a price of $0.0333 per unit. Each Purchaser shall purchase the percentage of such Securities set forth next to such Purchaser's name on the signature page attached hereto by payment of the aggregate purchase price thereof by wire transfer of immediately available funds to such account as is designated by the Company. The initial closing of the purchase and sale of the Securities (the "INITIAL CLOSING") shall take place at the offices of Kirkland & Ellis, Citigroup Center, 153 East 53rd Street, New York, New York at 10:00 a.m. on the date hereof.

          (ii) The Company has been organized for the purpose of acquiring TSI Telecommunication Services Inc. ("TSI") through a wholly-owned subsidiary and thereafter from time to time making additional acquisitions that are synergistic with or otherwise complementary to such initial acquisition. The Purchasers intend to provide up to $244,687,059 in equity financing to the Company as the equity portion of the debt and equity financing necessary to fund such acquisitions and for other internal growth initiatives, in each case as approved by the Board of Managers of the Company (the "BOARD") and the Purchasers (an "APPROVED USE"). The Purchasers' obligation to purchase any Securities pursuant to this SECTION 1B will be conditioned on the Company's not being in default under any of its material agreements, adequate debt financing being

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available to fund any proposed acquisition or other Approved Use on terms satisfactory to the Purchasers, and the Company's operations and the acquisition or other Approved Use being satisfactory to the Purchasers. In order to implement the foregoing, the Purchasers or their Affiliates will provide up to an additional $21,847,059 in equity financing to the Company from time to time after the Initial Closing, upon the written request of the Board in connection with an Approved Use, by purchasing (i) Class B Preferred Units, (ii) Common Units or (iii) any combination of such Securities at such prices, amounts and in such proportions as the Board and the Purchasers or their Affiliates may determine (each such purchase, a "SUBSEQUENT CLOSING"); PROVIDED that in connection with a Subsequent Closing, any Common Units purchased by the Purchasers will be purchased by the Purchasers, at a per unit price equal to the lower of Original Cost or Fair Market Value (as defined in the LLC Agreement). Each Subsequent Closing shall take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601 at 10:00 a.m. on such date as may be mutually agreeable to the Company and the Purchasers. At the time of any Subsequent Closing, the Purchasers shall be entitled to receive, and the Company shall be obligated to deliver, satisfactory representations and warranties and all other information and documentation as the Purchasers may reasonably request.

          Section 2. CONDITIONS OF THE PURCHASERS' OBLIGATION AT THE INITIAL CLOSING AND EACH SUBSEQUENT CLOSING. The obligation of each Purchaser to purchase and pay for the Securities to be purchased by it at the Initial Closing is subject to the satisfaction as of the Initial Closing of the following conditions (other than SECTION 2O) and the obligation of each Purchaser to purchase and pay for the Securities to be purchased by it at each Subsequent Closing is subject to the satisfaction as of such Subsequent Closing of the conditions set forth in SECTION 2O:

          2A.     REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties contained in SECTION 5 hereof shall be true and correct at and as of the Initial Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Initial Closing.

          2B.     CERTIFICATE OF FORMATION. The Company's certificate of
formation (the "CERTIFICATE OF FORMATION") shall include the provisions set forth in EXHIBIT A attached hereto, shall be in full force and effect under the laws of Delaware as of the Initial Closing and shall not have been amended or modified.

          2C.     LIMITED LIABILITY COMPANY AGREEMENT. The Company and the
members of the Company shall have entered into a Limited Liability Company Agreement in form and substance substantially similar to EXHIBIT B attached hereto (the "LLC AGREEMENT"), and the LLC Agreement shall be in full force and effect as of the Initial Closing.

          2D.     SENIOR MANAGEMENT AGREEMENT. The Company and, as appropriate, one or more of its subsidiaries shall have entered into a Senior Management Agreement, in form and substance substantially similar to EXHIBIT C attached hereto (the "EXECUTIVE MANAGEMENT AGREEMENT") with G. Edward Evans ("EXECUTIVE"), the Executive Management Agreement shall not

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have been amended or modified and shall be in full force and effect as of the
Initial Closing, and Executive shall have purchased the Securities proposed to be purchased by him thereunder.

          2E.     SECURITYHOLDERS AGREEMENT. The Company, the Purchasers and
Executive shall have entered into a securityholders agreement in form and substance substantially similar to EXHIBIT D attached hereto (the
"SECURITYHOLDERS AGREEMENT"), and the Securityholders Agreement shall be in full force and effect as of the Initial Closing.

          2F.     REGISTRATION AGREEMENT. The Company, the Purchasers and
Executive shall have entered into a registration agreement in form and substance substantially similar to EXHIBIT E attached hereto (the "REGISTRATION AGREEMENT"), and the Registration Agreement shall be in full force and effect as of the Initial Closing.

          2G.     PROFESSIONAL SERVICES AGREEMENT. TSI (as successor to TSI
Merger Sub, Inc., a Delaware corporation ("MERGER SUB")) and GTCR Golder Rauner, L.L.C., a Delaware limited liability company ("GTCR LLC"), shall have entered into a professional services agreement in form and substance substantially similar to EXHIBIT F attached hereto (the "PROFESSIONAL SERVICES AGREEMENT"), and the Professional Services Agreement shall be in full force and effect as of the Initial Closing.

          2H.     SUBSIDIARY CHARTER. TSI Telecommunication Holdings, Inc., a
Delaware corporation ("NEWCO") shall have duly adopted, executed and filed with the Secretary of State of Delaware amended and restated certificate of incorporation in form and substance substantially similar to EXHIBIT G attached hereto (the "NEWCO CERTIFICATE"), and the Newco Certificate shall continue to be in full force and effect as of the Initial Closing and shall not have been further amended or modified.

          2I.     SUBSIDIARY BYLAWS. Newco shall have duly adopted amended and restated bylaws in form and substance substantially similar to EXHIBIT H attached hereto (the "NEWCO BYLAWS"), and the Newco Bylaws shall continue to be in full force and effect as of the Initial Closing and shall not have been further amended or modified.

          2J.     INITIAL CLOSING DOCUMENTS. The Company shall have delivered to the Purchasers all of the following documents:

          (i) an Officer's Certificate, dated the date of the Initial Closing, stating that the conditions specified in SECTION 1A and SECTIONS 2A through 2I, inclusive, have been fully satisfied;

          (ii) certified copies of the resolutions duly adopted by the Board authorizing the execution, delivery and performance of this Agreement, the LLC Agreement, the Executive Management Agreement, the Securityholders Agreement, the Registration Agreement, the Professional Services Agreement and each of the other agreements contemplated hereby (the "TRANSACTION DOCUMENTS"), the issuance and sale of the Securities and the consummation of all other transactions contemplated by this Agreement;

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          (iii)   certified copies of the resolutions adopted by the shareholder of Newco adopting the Newco Certificate and the Newco Bylaws; and

          (iv) certified copies of the Company's Certificate of Formation and LLC Agreement, each as in effect at the Initial Closing.

          2K.     FEES AND EXPENSES. The Company shall have reimbursed each
Purchaser for its fees and expenses as provided in SECTION 7A hereof.

          2L.     COMPLIANCE WITH APPLICABLE LAWS. The purchase of Securities by the Purchasers hereunder shall not be prohibited by any applicable law or governmental regulation, shall not subject the Purchaser to any penalty, liability or, in each Purchaser's sole judgment, other onerous conditions under or pursuant to any applicable law or governmental regulation, and shall be permitted by laws and regulations of the jurisdictions to which any Purchaser is subject.

          2M.     CONSENTS AND APPROVALS. The Company shall have received or obtained all governmental, regulatory and third party consents and approvals necessary for the consummation of the transactions contemplated by the Initial Closing.

          2N.     ACQUISITION AGREEMENT The Acquisition Agreement shall be in form and substance satisfactory to each Purchaser, shall not have been amended or modified and shall be in full force and effect. The acquisition contemplated by the Acquisition Agreement shall have been consummated simultaneously with the Closing hereunder in accordance with the terms of the Acquisition Agreement.

          2O.     CONDITIONS TO SUBSEQUENT CLOSINGS. The obligation of each
Purchaser to purchase and pay for the Securities at any Subsequent Closing is subject to the satisfaction as of the Subsequent Closing of the following conditions:

          (i) REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties contained in SECTION 5 hereof shall be true and correct at and as of such Subsequent Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein or by the other Transaction Documents and except for changes occurring in the ordinary course of the Company's and its Subsidiaries' businesses which have not had a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company or any Subsidiary (including the filing of any material litigation against the Company or any Subsidiary or the existence of any material dispute with any Person which involves a reasonable likelihood of such litigation being commenced).

          (ii) CONSENTS AND APPROVALS. The Company shall have received or obtained all governmental, regulatory and third party consents and approvals necessary for the consummation of the transactions contemplated by such Subsequent Closing.

          (iii) COMPLIANCE WITH APPLICABLE LAWS. The purchase of Securities by the Purchasers hereunder shall not be prohibited by any applicable law or governmental regulation, shall

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not subject the Purchaser to any penalty, liability or, in each Purchaser's sole judgment, other onerous conditions under or pursuant to any applicable law or governmental regulation, and shall be permitted by laws and regulations of the jurisdictions to which any Purchaser is subject.

          2P.     WAIVER. Any condition specified in this SECTION 2 may be
waived only if such waiver is set forth in a writing executed by the Purchasers.

          Section 3. COVENANTS.

          3A.     FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company shall deliver to the Purchasers (so long as the Purchasers hold any Securities) and to each holder of at least 15% of the Investor Preferred and to each holder of at least 15% of the Investor Common:

          (i) as soon as available but in any event within thirty (30) days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, all prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments;

          (ii) accompanying the financial statements referred to in SUBSECTION (i) above, an Officer's Certificate stating that neither the Company nor any of its Subsidiaries is in default under any of its material agreements or, if any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

          (iii) within ninety (90) days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements (except with respect to budget data), an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing acceptable to the Majority Holders, and (b) a copy of such accounting firm's annual management letter to the Board;

          (iv) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

          (v) at least thirty (30) days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year

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(displaying anticipated statements of income and cash flows), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

          (vi) promptly (but in any event within five (5) business days) after the discovery or receipt of notice of any default under any material agreement to which the Company or any of its Subsidiaries is a party or any other event or circumstance affecting the Company or any Subsidiary which is reasonably likely to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company or any Subsidiary (including the filing of any material litigation against the Company or any Subsidiary or the existence of any material dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

          (vii) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this SECTION 3A may reasonably request; and

          (viii) within ten (10) days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its equityholders and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of the Company's securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's and its Subsidiaries' businesses.

          Each of the financial statements referred to in SUBSECTIONS (i) and
(iii) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).

          3B.     INSPECTION OF PROPERTY. The Company shall permit any
representatives designated by the Purchasers (so long as the Purchasers hold any Securities) or any holder of at least 15% of the outstanding Investor Preferred or at least 15% of the outstanding Investor Common, upon reasonable notice and during normal business hours and such other times as any such holder may reasonably request, to (a) visit and inspect any of the properties of the Company and its Subsidiaries, (b) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (c) discuss the affairs, finances and accounts of any such entities with the directors, officers, key employees and independent accountants of the Company and its

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Subsidiaries; PROVIDED THAT the Company shall have the right to have its chief financial officer present at any meetings with the Company's independent accountants.

          3C.     RESTRICTIONS. The Company shall not, without the prior written consent of the Majority Holders:

          (a) directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities, other than distributions of unpaid yield or unreturned capital on the Class A Preferred Units or the Class B Preferred Units pursuant to the LLC Agreement;

          (b) except as expressly provided in a Senior Management Agreement, directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's equity securities (including, without limitation, warrants, options and other rights to acquire equity securities);

          (c) except as expressly contemplated by this Agreement or a Senior Management Agreement, authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise), or permit any Subsidiary to authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise) of, (i) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features) or (ii) any equity securities (or any securities convertible into or exchangeable for any equity securities) or rights to acquire any equity securities, other than the issuance of equity securities by a Subsidiary to the Company or another Subsidiary;

          (d) make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of, or Investments in, any Person, except for (A) reasonable advances to employees in the ordinary course of business as well as travel advances, (B) relocation loans, (C) trade credit extended to customers in the ordinary course of business and (D) Investments having a stated maturity no greater than one year from the date the Company makes such Investment in (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government,
     (2) certificates of deposit of commercial banks having combined capital and surplus of at least $50 million, (3) commercial paper with a rating of at least "Prime-1" by Moody's Investors Service, Inc. or (4) money market accounts investing in any of the foregoing or in substantially similar investments;

          (e) merge or consolidate with any Person or permit any Subsidiary to merge or consolidate with any Person (other than a wholly-owned Subsidiary);

          (f) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than 5% of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with generally

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     accepted accounting principles consistently applied, or fair market value, determined by the Board in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business);

          (g) except as contemplated by the LLC Agreement and the Securityholders Agreement in connection with a Public Offering, liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a corporation or a partnership);

          (h) acquire, or permit any Subsidiary to acquire, any interest in any business (whether by a purchase of assets, purchase of securities, merger or otherwise), or enter into any joint venture;

          (i) enter into the ownership, active management or operation of any business other than the ownership of the securities of its Subsidiaries or permit any Subsidiary to enter into the ownership, active management or operation of any business other than the provision of inter-operability solutions, clearing and settlement services, software and network services and related services to telecommunications companies and other third parties;

          (j) enter into, or permit any Subsidiary to enter into, any transaction with any of its or any Subsidiary's officers, directors, employees or Affiliates or any individual related by blood, marriage or adoption to any such Person (a "RELATIVE") or any entity in which any such Person or individual owns a beneficial interest (a "RELATED ENTITY"), except for normal employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement, the Executive Management Agreement and the Professional Services Agreement;

          (k) become subject to, or permit any of its Subsidiaries to become subject to, any agreement or instrument which by its terms would (under any circumstances) restrict (A) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Company or any Subsidiary or (B) the Company's right to perform the provisions of this Agreement, the Certificate of Formation, the LLC Agreement or the other Transaction Documents;

          (l) except as expressly contemplated by this Agreement, make any amendment to the Certificate of Formation or the LLC Agreement which would increase the number of authorized Securities or adversely affect or otherwise impair the rights or the relative preferences and priorities of the holders of the Securities under this Agreement, the Certificate of Formation, the LLC Agreement or the other Transaction Documents; or

          (m) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, Indebtedness exceeding the amounts approved therefor by the Board in the annual budget.

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          3D.     AFFIRMATIVE COVENANTS. So long as the Purchasers hold any
Securities, the Company shall, and shall cause each Subsidiary to:

          (a) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, and pay and discharge when payable all taxes, assessments and governmental charges (except to the extent the same are being contested in good faith and adequate reserves therefor have been established); and

          (b) enter into and maintain appropriate nondisclosure and noncompete agreements with its key employees.

          3E.     CURRENT PUBLIC INFORMATION. At all times after the Company (or its successor) has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company (or its successor) shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (a) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (b) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company (or its successor) shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

          3F.     AMENDMENT OF OTHER AGREEMENTS. The Company shall not amend, modify or waive any provision of the Executive Management Agreement or any other agreement with key executives of the Company without the prior written consent of the Majority Holders. The Company shall enforce the provisions of the Executive Management Agreement and any other agreement with key executives of the Company and shall exercise all of its rights and remedies thereunder (including, without limitation, any repurchase options and first refusal rights) unless it is otherwise directed by the Majority Holders.

          3G. PUBLIC DISCLOSURES. The Company shall not, nor shall it permit any Subsidiary to, disclose any Purchaser's name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of such Purchaser, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to such Purchaser describing in reasonable detail the proposed content of such disclosure and shall permit such Purchaser to review and comment upon the form and substance of such disclosure.

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          3H.     UNRELATED BUSINESS TAXABLE INCOME. The Company shall not
engage in any transaction which is reasonably likely to cause the Purchasers or any of their respective limited partners which are exempt from income taxation under Section 501(a) of the IRC and, if applicable, any pension plan that any such trust may be a part of, to recognize unrelated business taxable income as defined in Section 512 and Section 514 of the IRC.

          3I.     HART-SCOTT-RODINO COMPLIANCE. In connection with any
transaction in which the Company is involved (a "TRANSACTION") which is required to be reported under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time (the "HSR Act"), the Company shall prepare and file all documents with the Federal Trade Commission and the United States Department of Justice which may be required to comply with the HSR Act, and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings, in connection with a Transaction. The Company shall take all reasonable actions and shall file and use reasonable best efforts to have declared effective or approved all documents and notifications with any governmental or regulatory bodies, as may be necessary or may reasonably be requested under federal antitrust laws for the consummation of the Transaction. Notwithstanding the foregoing, if any Purchaser, rather than the Company, is required to make a filing under the HSR Act in connection with a Transaction, the Company will provide to such Purchaser all necessary information for such filing, will facilitate such filing and will pay all fees and expenses associated with such filing.

          3J.     COVENANTS FOLLOWING A PUBLIC OFFERING. Following the
consummation of a Public Offering, the obligations of the Company under SECTIONS 3A(i)-(vii), 3B, 3C, 3D, 3F and 3H shall terminate and be of no further force or effect.

          Section 4. TRANSFER OF RESTRICTED SECURITIES.

          (a) Restricted Securities are transferable only pursuant to (i) Public Offerings, (ii) Rule 144 of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule or rules are available and (iii) subject to the conditions specified in CLAUSE (b) below, any other legally available means of transfer.

          (b) In connection with the transfer of any Restricted Securities (other than a transfer described in SECTIONS 4(a)(i) or (ii) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver to the prospective transferor new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in SECTION 7C. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not

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     transfer the same until the prospective transferee has confirmed to the
     Company in writing its agreement to be bound by the conditions contained in this SECTION 4 and SECTION 7C.

          (c) Upon the request of a Purchaser, the Company shall promptly supply to such Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

          Section 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As a material inducement to each Purchaser to enter into this Agreement and purchase the Securities, the Company hereby represents and warrants to each Purchaser that:

          5A.     ORGANIZATION AND POWER. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole. The Company has all requisite limited liability company power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's Certificate of Formation and the LLC Agreement which have been furnished to the Purchaser's reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          5B.     EQUITY SECURITIES AND RELATED MATTERS.

          (a) As of the Initial Closing and immediately thereafter, the authorized equity securities of the Company shall consist of the following:
     (i) an unlimited number of units designated as Class A Preferred Units, none of which shall be issued and outstanding and all of which may only be issued in exchange for other equity securities of the Company pursuant to the terms of a Senior Management Agreement; (ii) an unlimited number of units designated as Class B Preferred Units, 252,367.50 of which shall be issued and outstanding; and (iii) an unlimited number of units designated as Common Units, 89,099,099.10 of which shall be issued and outstanding and 990,990.99 of which shall be reserved for issuance to other executives of the Company and its Subsidiaries as determined by the Board. As of the Initial Closing, the Company shall not have outstanding any securities convertible or exchangeable for any equity securities of the Company or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its equity securities or any securities convertible into or exchangeable for its equity securities or any equity appreciation rights or phantom equity plans other than pursuant to and as contemplated by this Agreement, the LLC Agreement and the Executive Management Agreement. As of the Initial Closing, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its equity securities or any warrants, options or other rights to acquire its equity securities, except pursuant to this Agreement, the LLC Agreement, the Executive Management Agreement and the Company's Certificate of Formation. As of the Initial Closing, all of the Company's outstanding equity securities shall be validly issued, fully paid and nonassessable.

          (b) There are no statutory or, to the best of the Company's knowledge, contractual securityholders preemptive rights or rights of refusal with respect to the issuance of the Securities hereunder or the issuance of the Securities pursuant to SECTION 1B(ii), except as expressly contemplated in the Securityholders Agreement, the LLC Agreement or as provided herein. Based in part on the investment representations of the Purchasers in SECTION 7C hereof and of Executive in SECTION 1(f) of the Executive Management Agreement, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its equity securities, and the offer, sale and issuance of the Securities hereunder and pursuant to SECTION 1B(ii) hereof do not and will not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's securityholders with respect to the voting or transfer of the Company's equity securities or with respect to any other aspect of the Company's affairs, except for the Securityholders Agreement, the LLC Agreement, the Executive Management Agreement, Registration Agreement and the Professional Services Agreement.

          5C.     SUBSIDIARIES; INVESTMENTS. Prior to the effectiveness of the
Merger (as defined in the Acquisition Agreement) Newco, Merger Sub, TSI Finance Inc., a Delaware corporation ("FINANCE") and TSI Networks Inc., a Delaware corporation ("NETWORKS") are the Company's only Subsidiaries. The Company owns directly or indirectly 100% of the capital stock of each of Newco, Merger Sub, Finance and Networks. Each of Newco, Merger Sub, Finance and Networks is duly organized, validly existing and in good standing under the laws of Delaware, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of its business requires it to qualify.

          5D.     AUTHORIZATION; NO BREACH. The execution, delivery and
performance of this Agreement, the LLC Agreement, the Executive Management Agreement, the Securityholders Agreement, the Registration Agreement, the Professional Services Agreement, and all other agreements contemplated hereby to which the Company is a party have been duly authorized by the Company. This Agreement, the Executive Management Agreement, the Securityholders Agreement, the Registration Agreement, the Professional Services Agreement, the Certificate of Formation and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement, the LLC Agreement, the Executive Management Agreement, the Securityholders Agreement, the Registration Agreement, the Professional Services Agreement, and all other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Securities hereunder (including pursuant to Section 1B(ii)) and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's equity securities or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Certificate of Formation of the Company or the LLC Agreement, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound.

          5E.     CONDUCT OF BUSINESS; LIABILITIES. Other than the negotiation, execution and delivery of this Agreement, the Executive Management Agreement, the Securityholders Agreement, the Registration Agreement, the Professional Services Agreement and the other agreements contemplated hereby and thereby, prior to the Initial Closing, the Company has not (i) conducted any business,
(ii) incurred any expenses, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company and whether due or to become due and regardless of when asserted), (iii) owned any assets, (iv) entered into any contracts or agreements, or (v) violated any laws or governmental rules or regulations.

          5F.     LITIGATION, ETC. There are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting either the Company or Newco (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company or Newco with respect to their businesses or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality with respect to the transactions contemplated by this Agreement.

          5G.     BROKERAGE. Except for (i) TSI's obligations under the
Professional Services Agreement, (ii) fees payable to Cook Associates for services rendered to TSI in connection with the transactions contemplated by the Executive Management Agreement and (iii) fees payable to Lehman Brothers Inc. as financial advisor to the Company in connection with the transactions contemplated by the Acquisition Agreement, there are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company. The Company shall pay, and hold Purchasers harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

          5H.     GOVERNMENTAL CONSENT, ETC. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby.

          5I.     DISCLOSURE. To the knowledge of the Company, neither this
Agreement nor any other agreement refereed to herein (including the schedules thereto) contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Company has not disclosed to the Purchaser and of which any of its officers or directors is aware and which has had or might reasonably be anticipated to have a material adverse effect upon the existing or expected financial condition, operating results or assets of the Company and its Subsidiaries taken as a whole.

          5J.     INITIAL CLOSING DATE. The representations and warranties of the Company contained in this SECTION 5 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company to the Purchasers shall be true and correct in all material respects on the date of the Initial Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.

          Section 6. DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below:

          "ACQUISITION AGREEMENT" means that certain Amended and Restated Agreement of Merger dated as of January 14, 2002 and effective as of December 7, 2001 among TSI Telecommunication Holdings, Inc., TSI Merger Sub, Inc., TSI Telecommunication Services Inc. and Verizon Information Services Inc.

          "AFFILIATE" of any particular Person means any other Person controlling, controlled by or under common control with such particular person or entity. For purposes of this Agreement, all holdings of Class B Preferred Units and Common Units by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement.

          "CLASS A PREFERRED UNITS" means the Class A Preferred Units as defined in the LLC Agreement.

          "INDEBTEDNESS" means all indebtedness for borrowed money (including purchase money obligations) maturing one year or more from the date of creation or incurrence thereof or renewable or extendible at the option of the debtor to a date one year or more from the date of creation or incurrence thereof, all indebtedness under revolving credit arrangements extending over a year or more, all capitalized lease obligations and all guarantees of any of the foregoing.

          "INVESTMENT" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

          "INVESTOR COMMON" means (i) any Common Units issued pursuant to this Agreement (including, without limitation, pursuant to SECTION 1B(ii)) and (ii) any Common Units issued or issuable with respect to the Common Units referred to in CLAUSE (i) above by way of unit dividends or unit splits or in connection with a combination of units, recapitalization, merger, consolidation or other reorganization. As to any particular units of Investor Common, such units shall cease to be Investor Common when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule then in force).

          "INVESTOR PREFERRED" means (i) the Class B Preferred Units issued hereunder (including, without limitation, pursuant to SECTION 1B(ii)), and (ii) any Class B Preferred Units issued or issuable with respect to the Class B Preferred Units referred to in CLAUSE (i) above by way of unit dividends or unit splits or in connection with a combination of units, recapitalization, merger, consolidation or other reorganization. As to any particular units of Investor Preferred, such units shall cease to be Investor Preferred when they have been
(a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule then in force).

          "INVESTOR SECURITIES" means, collectively, the Investor Preferred and the Investor Common.

          "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC Section shall be interpreted to include any revision of or successor to that Section regardless of how numbered or classified.

          "MAJORITY HOLDERS" means the holders of a majority of the Investor Preferred or, if no Investor Preferred is outstanding, the holders of a majority of the Investor Common.

          "NEWCO" means TSI Telecommunication Holdings, Inc., a Delaware corporation.

          "OFFICER'S CERTIFICATE" means a certificate signed by the Company's chief executive officer or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit such officer to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

          "ORIGINAL COST" means, with respect to each Common Unit, $0.0333 (as proportionately adjusted for all subsequent unit splits, unit dividends and other recapitalizations).

          "PERSON" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

          "PROFESSIONAL SERVICES AGREEMENT" means that certain Professional Services Agreement dated as of the date hereof between GTCR LLC and TSI Merger Sub, Inc., as the same may be amended, supplemented or otherwise modified from time to time.

          "PUBLIC OFFERING" means the sale in a public offering registered under the Securities Act of equity securities of the Company or a corporate successor to the Company.

          "RESTRICTED SECURITIES" means (i) the Securities issued hereunder and pursuant to SECTION 1B(ii) hereof and (ii) any securities issued with respect to the securities referred to in CLAUSE (i) above by way of a unit dividend or unit split or in connection with a combination of units, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in SECTION 7C have been delivered by the Company in accordance with SECTION 4(b). Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in
SECTION 7C.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

          "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

          "SECURITIES AND EXCHANGE COMMISSION" includes any governmental body or agency succeeding to the functions thereof.

          "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. For purposes hereof, references to a "Subsidiary" of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term "Subsidiary" refers to a Subsidiary of the Company.

          Section 7. MISCELLANEOUS.

          7A.     EXPENSES. The Company agrees to pay, and hold the Purchasers and all holders of Investor Securities harmless against liability for the payment of, (i) the reasonable fees and expenses of their counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement (including, without limitation, fees and expenses arising with respect to any subsequent purchase of Securities pursuant to SECTION 1B(ii) hereof), (ii) the fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the LLC Agreement, the Executive Management Agreement, the Securityholders Agreement, the Registration Agreement, the other agreements contemplated hereby and the Certificate of Formation, (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any Securities purchased hereunder or in accordance with SECTION 1B(ii) hereof, (iv) the fees and expenses incurred with respect to the interpretation or enforcement of the rights granted under this Agreement, the LLC Agreement, the Executive Management Agreement, the Securityholders Agreement, the Registration Agreement, the Professional Services Agreement, the other agreements contemplated hereby and the Certificate of Formation and (v) such reasonable travel expenses, legal fees and other out-of-pocket fees and expenses as have been or may be incurred by any Purchaser, its Affiliates and its Affiliates' directors, officers and employees in connection with any Company-related financing and in connection with the rendering of any other services by a Purchaser or its Affiliates (including, but not limited to, fees and expenses incurred in attending board of managers or other Company-related meetings).

          7B.     REMEDIES. Each holder of Investor Securities shall have all rights and remedies set forth in this Agreement, the LLC Agreement and the Certificate of Formation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          7C.     EACH PURCHASER'S INVESTMENT REPRESENTATIONS. Each Purchaser
hereby represents (i) that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws, (ii) that it is an "accredited investor" and a sophisticated investor for purposes of applicable U.S. federal and state securities laws and regulations, (iii) that this Agreement and each of the other agreements contemplated hereby constitutes (or will constitute) the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms and (iv) that the execution, delivery and performance of this Agreement and such other agreements by the Purchaser does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Purchaser is subject. Notwithstanding the foregoing, nothing contained herein shall prevent any Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of SECTION 4 hereof. Each certificate for Restricted Securities shall be imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON FEBRUARY 14, 2002 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE UNIT PURCHASE AGREEMENT, DATED AS OF FEBRUARY 14, 2002 BY AND AMONG THE ISSUER (THE "COMPANY") AND CERTAIN INVESTORS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

          7D.     CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Majority Holders. No other course of dealing between the Company and the holder of any Securities or any delay in exercising any rights hereunder or under the Certificate of Formation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, Securities held by the Company or any of its Subsidiaries shall not be deemed to be outstanding.

          7E.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All
representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by a Purchaser or on its behalf.

          7F.     SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for each Purchaser's benefit as a purchaser or holder of Securities are also for the benefit of, and enforceable by, any subsequent holder of such Securities. The rights and obligations of each Purchaser under this Agreement and the agreements contemplated hereby may be assigned by such Purchaser at any time, in whole or in part, to any investment fund managed by GTCR LLC, or any successor thereto.

          7G.     GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Where any accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied, except that if because of a change in generally accepted accounting principles the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, such determination or calculation shall continue to be made in accordance with the Company's previous accounting methods and policies.

          7H.     SEVERABILITY. Whenever possible, each provision of this
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein..

          7I.     COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          7J.     DELIVERY BY FACSIMILE. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

          7K.     DESCRIPTIVE HEADINGS; INTERPRETATION. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          7L.     GOVERNING LAW. The Delaware Limited Liability Company Act
shall govern all issues concerning the relative rights of the Company and its securityholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          7M.     NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) sent to the recipient by reputable express courier service (charges prepaid), (iii) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (iv) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day. Such notices, demands and other communications shall be sent to the Purchasers and to the Company at the addresses indicated below:

          IF TO THE COMPANY:

                  TSI Telecommunication Holdings,
                  LLC
                  201 North Franklin Street
                  Tampa, Florida 33602
                  Attention: G. Edward Evans
                  Telephone: (813) 273-3000
                  Facsimile: (813) 273-4953

                  AND

                  TSI Telecommunication Holdings,
                  LLC
                  201 North Franklin Street
                  Tampa, Florida 33602
                  Attention: Robert Garcia, Jr.
                  Telephone: (813) 273-3000
                  Facsimile: (813) 273-4953

          WITH COPIES TO:

                  GTCR Fund VII, L.P., GTCR Fund
                  VII/A, L.P. and
                  GTCR Co-Invest, L.P.
                  c/o GTCR Golder Rauner, L.L.C.
                  6100 Sears Tower
                  Chicago, Illinois 60606-6402
                  Attention: David A. Donnini
                             Collin E. Roche
                  Telephone: (312) 382-2200
                  Facsimile: (312) 382-2201

                  Kirkland & Ellis

                  200 East Randolph Drive
                  Chicago, IL  60601
                  Attention: Stephen L. Ritchie
                  Telephone: (312) 861-2000
                  Facsimile: (312) 861-2200

          IF TO THE PURCHASERS:

                  GTCR Fund VII, L.P., GTCR Fund
                  VII/A, L.P. and
                  GTCR Co-Invest, L.P.
                  c/o GTCR Golder Rauner, L.L.C.
                  6100 Sears Tower
                  Chicago, Illinois 60606-6402
                  Attention: David A. Donnini
                             Collin E. Roche
                  Telephone: (312) 382-2200
                  Facsimile: (312) 382-2201

          WITH COPY TO:

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, IL  60601
                  Attention: Stephen L. Ritchie
                  Telephone: (312) 861-2000
                  Facsimile: (312) 861-2200

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          7N.     ENTIRE AGREEMENT. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                                    * * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Unit Purchase Agreement on the date first written above.

                                            TSI TELECOMMUNICATION HOLDINGS, LLC

                                            By:    /s/ G. Edward Evans
                                            Name: G. Edward Evans
                                            Its:  President

PERCENTAGE                                  GTCR Fund VII, L.P.
66.06%
                                            By:   GTCR Partners VII, L.P.
                                            Its:  General Partner

                                            By:   GTCR Golder Rauner, L.L.C.
                                            Its:  General Partner
                                            By:    /s/ David A. Donnini
                                            Name: David A. Donnini
                                            Its:  Principal

33.03%                                      GTCR Fund VII/A, L.P.

                                            By:   GTCR Partners VII, L.P.
                                            Its:  General Partner

                                            By:   GTCR Golder Rauner, L.L.C.
                                            Its:  General Partner
                                            By:    /s/ David A. Donnini
                                            Name: David A. Donnini
                                            Its:  Principal

0.91%                                       GTCR Co-Invest, L.P.

                                            By:   GTCR Golder Rauner, L.L.C.
                                            Its:  General Partner

                                            By:    /s/ David A. Donnini
                                            Name: David A. Donnini
                                            Its:  Principal

           SIGNATURE PAGE 1 OF 1 TO GTCR / TSI UNIT PURCHASE AGREEMENT